EXHIBIT 10.21

TO:

Unico American Corporation

26050 Mureau Road

Calabasas, CA 91302

Attention: Lester A. Aaron, Executive VP

FROM:

Cary L. Cheldin

26050 Mureau Road

Calabasas, CA 91302

RE: Amendment to Employment Agreement

Pursuant to Section 14 of the “Employment Agreement” entered into on the 17th day of March, 2015, between myself and Unico American Corporation, I, Cary L. Cheldin, hereby agree to waive certain rights and to amend the Employment Agreement as described below.

These waivers are retroactive to January 1, 2016, and shall remain effective from January 1, 2016, until January 1, 2017. Nothing contained in the following waivers shall be construed to require me to reimburse the Company for any compensation, however defined, which has already been paid to me.

Waivers:

1.	I, Cary L. Cheldin, hereby waive my right to the Mandatory Bonus provided under Section 3.2 of the Employment Agreement.

2.	I, Cary L. Cheldin, hereby waive my right to protection against the Company’s decision, if any, to decrease my annual bonus.

Furthermore, I hereby agree to amend Section 12 of the Employment Agreement, effective January 1, 2016 and thereafter, so that the notification addresses shall read:

For the Company:

Unico American Corporation

Attention: Secretary

26050 Mureau Road

Calabasas, CA 91302

For the Executive:

Cary L. Cheldin

26050 Mureau Road

Calabasas, CA 91302

By Executive:

/s/ Cary L. Cheldin

Cary L. Cheldin

March 27, 2017

By Company:

/s/ Michael Budnitsky

Michael Budnitsky

March 27, 2017